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                                                                 Exhibit 3.(ii)2



                                          Amended and Restated effective ____/97

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                        BIOSITE DIAGNOSTICS INCORPORATED


                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

         Section 2. Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors or the chief executive officer and stated in the notice of meeting. At the annual meeting the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meetings (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to



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the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

         Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called only by the chairman of the Board of Directors or the chief executive officer or by a resolution adopted by the affirmative vote of a majority of the Board of Directors. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified


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in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


         Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws.

         Section 7. Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9. Voting and Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy; provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or other means of electronically transmitted written copy) by the stockholder personally or by the stockholder's duly





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authorized attorney in fact.  No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 10. Action Without Meeting. No action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.


                                   ARTICLE II

                                   DIRECTORS

         Section 1. Number, Election, Tenure and Qualification. The number of directors which shall constitute the whole board shall not be less than three nor more than eight. Within such limit, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at any special meeting of stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until such director's successor is elected and qualified, unless sooner displaced. Directors need not be stockholders.

         Section 2. Enlargement. The number of the Board of Directors may be increased at any time by vote of a majority of the directors then in office.

         Section 3. Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for election to the Board of Directors of the corporation at a meeting of stockholders may be made on behalf of the board by the nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by the nominating committee on behalf of the board, shall be made by notice in writing delivered or mailed by first class United States mail or a nationally recognized courier service, postage prepaid, to the secretary or assistant secretary of the corporation, and received by such officer not less than one hundred twenty
(120) days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than one hundred (100) days' notice of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the secretary or the assistant secretary of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the





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name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee and by the nominating stockholder; and
(iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare the meeting and the defective nomination shall be disregarded.

         Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancy is filled.

         Section 5. Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

         Section 6. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 7. Chairman of the Board. If the Board of Directors appoints a chairman of the board, such chairman shall, when present, preside at all meetings of the stockholders and the Board of Directors. The chairman shall perform such duties and possess such powers as are customarily vested in the office





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of the chairman of the board or as may be vested in the chairman by the Board of Directors.

         Section 8. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         Section 10. Special Meetings. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Four (4) hours' notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to such director's business or home address, or two (2) days' notice by written notice deposited in the mail or delivered by a nationally recognized courier service, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         Section 11. Quorum, Action at Meeting, Adjournments. At all meetings of the board, a majority of directors then in office, but in no event less than one third of the entire board, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this section, the term "entire board" shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these bylaws; provided, however, that if less than all the number so fixed of directors were elected, the "entire board" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 12. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken





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without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 13. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 14. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board of Directors.

         Section 15. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of





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Directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

                                  ARTICLE III

                                    OFFICERS

         Section 1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a chief financial officer and such other officers with such titles, terms of office and duties as the Board of Directors may from time to time determine, including one or more vice-presidents, and one or more assistant secretaries and assistant financial officers. If authorized by resolution of the Board of Directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant financial officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

         Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a chief financial officer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting, or by written consent.

         Section 3. Tenure. The officers of the corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing such officer, or until such officer's earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the Board of Directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering such officer's written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 4. President. The president shall be the chief operating officer of the corporation. The president shall also be the chief executive officer unless the Board of Directors





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otherwise provides.  The president shall, unless the Board of Directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the Board of Directors, have general and active management of the business of the corporation and see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 5. Vice-Presidents. In the absence of the president or in the event of the president's inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the Board of Directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

         Section 6. Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. The secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be from time to time prescribed by the Board of Directors or chief executive officer, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer's signature.

         Section 7. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, the chief executive officer or the secretary (or if there be no such determina-





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tion, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

         Section 8. Chief Financial Officer. The chief financial officer shall perform such duties and shall have such powers as may be assigned to such officer by the Board of Directors or the chief executive officer. The chief financial officer shall also be the treasurer unless the Board of Directors otherwise provides. In addition, the chief financial officer shall perform such duties and have such powers as are incident to the office of chief financial officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, when the chief executive officer or Board of Directors so requires, an account of all such officer's transactions as chief financial officer and of the financial condition of the corporation.

         Section 9. Assistant Financial Officers. The assistant financial officer, or if there shall be more than one, the assistant financial officers in the order determined by the Board of Directors, the chief executive officer or the chief financial officer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the chief financial officer or in the event of the chief financial officer's inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the chief financial officer may from time to time prescribe.

         Section 10. Bond. If required by the Board of Directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of such officer's office and for the restoration to the corporation of all books, papers, vouchers, money and other





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property of whatever kind in such officer's possession or under such officer's control and belonging to the corporation.

         Section 11. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, facsimile, commercial delivery service, telex or similar means, addressed to such director or stockholder at such person's address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                INDEMNIFICATION

         Section 1. Actions Other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other





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enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         Section 3. Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.





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         Section 4.  Specific Authorization.  Any indemnification under Section
1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders of the corporation.

         Section 5. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided for in Section 4 of this Article V upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation as authorized in this Article V.

         Section 6.  Non-Exclusivity.  The indemnification provided by this
Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Insurance. The Board of Directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

         Section 8.  Severability.  If any word, clause or provision of this
Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.





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
         Section 9. Intent of Article. The intent of this Article V is to provide for indemnification to the fullest extent permitted by section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this
Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.

                                   ARTICLE VI

                                 CAPITAL STOCK

         Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the chief financial officer or an assistant financial officer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 3. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful





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
transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Record Date for Action at a Meeting or for Other Purposes. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose within this Section 4 shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

         Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                              CERTAIN TRANSACTIONS

         Section 1. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because the vote or votes of such director or officer are counted for such purpose, if:

         (a) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         Section 2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Reserves. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

         Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 5. Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

                                   ARTICLE IX

                                   AMENDMENTS

         The Board of Directors is expressly empowered to adopt, amend or repeal these bylaws, provided, however, that any adoption, amendment or repeal of these bylaws by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board). The stockholders shall also have power to adopt, amend or repeal these bylaws, provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the certificate of incorporation of this corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these bylaws.

                            CERTIFICATE OF SECRETARY


         I hereby certify:

         1. That I am the duly elected and acting Secretary of Biosite Diagnostics Incorporated, a Delaware corporation; and

         2. That the foregoing bylaws, comprising 17 pages, constitute the amended and restated bylaws of such corporation as duly adopted by directors of the corporation at a duly held meeting of the Board of Directors on December __, 1996, subject to the corporation consummating an initial public offering of its Common Stock, such offering having been consummated on ______ __, 1997, became effective as of that date.


         IN WITNESS WHEREOF, I have hereunder subscribed my name this _____ day of __________, 1997.



                                       --------------------------------
                                              Kim D. Blickenstaff
                                                    Secretary






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